UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 31, 2016

U.S. AUTO PARTS NETWORK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33264	68-0623433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
16941 Keegan Avenue, Carson, CA 90746
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (310) 735-0085

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 1, 2016, U.S. Auto Parts Network, Inc. (the “Company”) extended the term of its sublease for its corporate headquarters in Carson, California by four years through October 31, 2020, by entering into that certain First Amendment to Agreement of Sublease (the “Amendment”), dated June 1, 2016, between the Company and Broadspectrum Downstream Services, Inc. (formerly known as Timec Company Inc.) The Amendment provides for the term extension in lieu of the renewal options previously set forth in the sublease at a base rent as follows:

November 1, 2016 - October 31, 2017    $232,501.44 per annum; $19,375.13 per month
November 1, 2017 - October 31, 2018    $244,126.56 per annum; $20,343.88 per month
November 1, 2018 - October 31, 2019    $256,332.96 per annum; $21,361.08 per month
November 1, 2019 - October 31, 2020    $269,149.56 per annum; $$22,429.13 per month

The foregoing description of the terms of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Company’s 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”) held on May 31, 2016, the Company’s stockholders, on the recommendation of the Company’s Board of Directors (the “Board”), approved the U.S. Auto Parts Network, Inc. 2016 Equity Incentive Plan (the “2016 Equity Plan”), in accordance with the voting results set forth for Proposal No. 3 below under Item 5.07.

A description of the 2016 Equity Incentive Plan and its terms and conditions and the types of awards contemplated thereunder are set forth under the heading “Proposal Three: Approval of 2016 Equity Incentive Plan” in the Company’s proxy statement for the 2016 Annual Meeting filed with the Securities and Exchange Commission on April 28, 2016, which description is incorporated by reference into this Item 5.02. Such description does not purport to be complete and is qualified in its entirety by reference to the full text of the 2016 Equity Incentive Plan, and the related forms of Employee Option Agreement, Director Option Agreement, and Restricted Stock Unit Agreement, filed respectively as Exhibits 10.2, 10.3, 10.4, and 10.5 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Item 5.07. Submission of Matters to a Vote of Security Holder

On May 31, 2016, the Company held its 2016 Annual Meeting. A total of 38,824,650 shares of the Company’s common stock and series A convertible preferred stock were entitled to vote as of April 4, 2016, the record date for the Annual Meeting. There were 35,566,924 shares present in person or by proxy at the Annual Meeting, at which the Company’s stockholders were asked to vote on three proposals. The proposals are described in more detail in the Company’s definitive proxy statement dated April 28, 2016 for the Annual Meeting. Set forth below are the matters acted upon by the Company’s stockholders at the Annual Meeting, and the final voting results of each such proposal.

Proposal No. 1 - Election of Directors
The stockholders elected three Class I directors to serve a three-year term, until the Company’s 2019 Annual Meeting of Stockholders and until their respective successors are elected and qualified. The results of the vote were as follows:

	For	Withheld	Broker Non-Votes
Shane Evangelist	26,277,744	1,709,366	7,579,814
Jay K. Greyson	26,286,144	1,700,966	7,579,814
Barbara Palmer	23,577,845	4,409,265	7,579,814

Proposal No. 2 - Ratification of the Selection of Independent Auditors
The stockholders voted to ratify the selection of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The results of the vote were as follows:

For	Against	Abstaining	Broker Non-Votes
33,370,787	377,154	1,818,983	—
Proposal No. 3 - Approval of the 2016 Equity Incentive Plan
The stockholders voted to approve the 2016 Equity Incentive Plan. The results of the vote were as follows:

For	Against	Abstaining	Broker Non-Votes
18,793,668	9,090,409	103,033	7,579,814

Item 8.01 Other Events.
On May 31, 2016, the Board approved its 2016 Independent Director Compensation Policy, pursuant to which independent directors received a $5,000 increase, from $25,000 to $30,000, effective immediately, in the value of the annual cash retainer paid to the Company’s independent directors. In addition, independent directors received an increase in the annual number of options granted to them, from 20,000 options to 30,000 options. A summary of the 2016 Independent Director Compensation Policy is filed as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

10.1	First Amendment to Agreement of Sublease, dated June 1, 2016, between the Company and Broadspectrum Downstream Services, Inc.
10.2+	U.S. Auto Parts Network, Inc. 2016 Equity Incentive Plan
10.3+	Form of Employee Option Agreement under the U.S. Auto Parts Network, Inc. 2016 Equity Incentive Plan
10.4+	Form of Director Option Agreement under the U.S. Auto Parts Network, Inc. 2016 Equity Incentive Plan
10.5+	Form of Restricted Stock Unit Agreement under the U.S. Auto Parts Network, Inc. 2016 Equity Incentive Plan
10.6+	2016 Independent Director Compensation Policy
+ Indicates a management contract or compensatory plan or arrangement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2016	U.S. AUTO PARTS NETWORK, INC.

	By:	/s/ DAVID EISLER
	Name:	David Eisler
	Title:	VP, General Counsel

EXHIBIT INDEX

10.1	First Amendment to Agreement of Sublease, dated June 1, 2016, between the Company and Broadspectrum Downstream Services, Inc.
10.2+	U.S. Auto Parts Network, Inc. 2016 Equity Incentive Plan
10.3+	Form of Employee Option Agreement under the U.S. Auto Parts Network, Inc. 2016 Equity Incentive Plan
10.4+	Form of Director Option Agreement under the U.S. Auto Parts Network, Inc. 2016 Equity Incentive Plan
10.5+	Form of Restricted Stock Unit Agreement under the U.S. Auto Parts Network, Inc. 2016 Equity Incentive Plan
10.6+	2016 Independent Director Compensation Policy
+ Indicates a management contract or compensatory plan or arrangement